Exhibit 99.1

       Identix Comments on Fiscal 2005 Fourth Quarter Results;
     Provides Revenue Growth Expectations for the Fiscal 2006 Year

    MINNETONKA, Minn.--(BUSINESS WIRE)--July 13, 2005--Identix Incorporated (Nasdaq:IDNX) said today that revenue and loss per share for its fiscal 2005 fourth quarter ending June 30, 2005 will fall below the expectations provided by the Company on August 12, 2004 and reaffirmed on April 27, 2005. Based on its preliminary and unaudited review of its fiscal 2005 fourth quarter results, the Company currently expects revenue in the range of $18.0 to $18.5 million, with a loss per share of approximately $0.05. This compares to previous expectations for revenue of $20.5 to $23 million, with a loss of $0.01 to $0.03. Fiscal 2005 fourth quarter product revenue is expected to be between $11.0 and $11.4 million, with services revenue expected to be approximately $7.1 million.
    The Company said the lower than expected results are primarily related to delays in implementation of two projects awarded to Identix earlier in its fiscal 2005 year, which the Company had expected to generate revenue in its fiscal 2005 fourth quarter, as well as to delays in the award of one or more specific ABIS-related programs previously expected to occur in the fiscal 2005 fourth quarter. Additional details on these projects are as follows:

    -- Shipments and installation of Identix products during the fiscal 2005 fourth quarter under a previously awarded multi-million dollar contract were less than half of what the Company had expected during the fiscal 2005 fourth quarter due to a slower than anticipated rollout of systems. Identix continues to ship systems under this contract and expects to fully complete delivery and installation of products under this award in the first half of its fiscal 2006 year.

    -- Payments to Identix under a previously awarded purchase order for the expansion of a major nationwide facial recognition ABIS program that is providing applications for passenger screening, border protection and other law enforcement requirements were not received during the fiscal 2005 fourth quarter as expected even though the project remains on schedule. Identix recognizes revenue for this project on a "cash receipt" basis due to extended payment terms and expects to receive additional payments for this unidentified country's ABIS program in excess of $1.4 million over the course of its fiscal 2006 year.

    -- The Company also said that it had anticipated booking and executing on additional facial recognition-based ABIS orders which were expected to generate total fiscal 2005 fourth quarter revenue in the range of $1.0 to $2.0 million. Each of these opportunities was delayed to future quarters for reasons solely under the control of the customer.

    Gross margin for the fiscal 2005 fourth quarter is expected to be approximately 30%, lower than previously provided expectations for gross margin of 40-44%. The gross margin shortfall is driven primarily by the above mentioned delays in recognizing high margin product revenue. Additionally, the Company experienced a larger than anticipated decline during its fiscal 2005 fourth quarter in the Company's maintenance business as high maintenance dollar legacy installations are being replaced with new systems that come with a one year warranty. The Company said its balance sheet remains solid with cash, marketable securities and restricted cash balances in total expected to be down by approximately $2 million as of June 30, 2005. Identix expects to report consolidated financial results for its fiscal 2005 fourth quarter after the close of market on August 3, 2005.
    "While we are disappointed in our anticipated fourth quarter results, our expected shortfall is believed to be primarily related to the issue of timing; it is not believed to be an indication of a softening of our biometrics business or of our prospects for future solid growth," said Identix President & CEO Dr. Joseph J. Atick. "To the contrary, we continue to see robust momentum building worldwide for our fingerprint and facial recognition products and solutions.
    "While we believe the more frequent awards of larger contracts that Identix has won over the past several quarters are an excellent validation of a strong and growing business and industry, it does make it more difficult to accurately forecast specific financial results in the near term. As we have pointed out each time we provide our forward-looking expectations," Atick continued, "the precise timing of many awards and the precise timing for implementation of many projects, most of which are beyond our control as a technology provider, can be inherently challenging to predict. As we enter into larger and larger contracts with increasing software content, we face the risk that any delay in the implementation of a program could result in a near-term meaningful revenue shortfall as was the case in our fiscal 2005 fourth quarter. These shortfalls will also impact gross margins and our net operating results. On the other hand," he said, "faster than expected implementation by a customer or customers could lead to the reporting of meaningfully higher revenue in a given quarter with a corresponding increase in gross margin and net operating results.
    "We believe that despite the inherent lack of 'short term' timing predictability, we will continue to have the ability to accurately gauge our financial expectations over longer periods of time," Atick said. "By way of example, despite the fact that we have experienced a shortfall in our revenue expectations for the fiscal 2005 fourth quarter, we will still finish the fiscal 2005 year squarely within the full year revenue and net loss expectations we provided back on August 12, 2004 for an increase in total revenue of 30 - 45% over fiscal year 2004 comparable revenue to between $72 - $80 million, with a net loss per share for the full year of between $0.17 - 0.13 per share."

    Current Full Fiscal 2006 Revenue Outlook

    The Company is providing the following ranges of total product and services revenue expectations for its fiscal 2005 year ending June 30, 2006. Identix cautions that these financial expectations are forward-looking statements that are covered by the provisions contained in the Company's Safe Harbor statement set forth below.
    For the fiscal 2006 year, the Company expects product revenue to continue to grow, increasing between 35-55% over comparable fiscal 2005 product revenue. Fiscal 2006 services revenue is expected to remain relatively flat, with growth in the Company's Identix Identification Services business offsetting the anticipated continued decline in legacy maintenance revenue. The Company expects total revenue to be in the range of $90-$98 million for its fiscal 2006 year. The Company said it will provide additional details to its financial expectations for its fiscal 2006 first quarter and full year when it reports consolidated fiscal 2005 fourth quarter results on August 3, 2005.
    Identix will hold an analyst briefing tomorrow, Thursday, July 14, 2005, at 9:00 a.m. ET, that will be broadcast live over the Internet. The broadcast will be hosted live at http://audioevent.mshow.com/246525/ or at www.identix.com under investing/conference calls. Participating in the call will be Dr. Joseph Atick, President and Chief Executive Officer, Elissa Lindsoe, Chief Financial Officer and Jim Moar, Chief Operating Officer.
    A telephonic replay of the briefing will be available two hours following the briefing at (800) 642-1687, ID# 7828402. The replay will be available until midnight eastern time on July 19, 2005.

    About Identix Incorporated

    Identix Incorporated (Nasdaq:IDNX) is the world's leading multi-biometric technology company. Identix provides fingerprint, facial and skin biometric technologies, as well as systems, and critical system components that empower the identification of individuals in large-scale ID and ID management programs. The Company's offerings include live scan systems and services for biometric data capture, mobile systems for on-the-spot ID, and backend standards-based modules and software components for biometric matching and data mining. Identix products are used to conduct background checks, speed travel and commerce via secure identification documents, prevent identity fraud in large-scale government and civil ID programs, and control access to secure areas and networks. With a global network of partners, such as leading system integrators, defense prime contractors and OEMs, Identix serves a broad range of markets including government, law enforcement, gaming, finance, travel, transportation, corporate enterprise and healthcare.
    More information on Identix can be accessed via the Company Web site at http://www.identix.com.

    Statements in this press release and that relate to future plans, events or performance are forward-looking statements reflecting management's current expectations, assumptions and estimates of future performance and economic conditions. All forward-looking statements are made in reliance on the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. Identix cautions investors that forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those expressed or implied in such statements. Risks and uncertainties include, without limitation: those related to the fact that the Company's fiscal 2005 fourth quarter and year ended June 30, 2005 financial results are in the process of being reviewed by its auditors and actual results could change materially as a result of such audit; those related to the ability of the Company to complete complex product development and obtain relevant government agency certifications on a timely basis; the availability of funding from government and other customers; and the readiness of customers to accept delivery of new products on a timely basis; the ability of the Company to achieve targeted levels of product and component mix; increasing levels of competition; and other risks identified in the Company's SEC filings. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

    CONTACT: Identix Incorporated, Minnetonka
             Damon Wright, 952-979-8485
             damon.wright@identix.com